Exhibit 99.1

Buckeye Industrial Mining Co.

Financial Statements
As of and For the Year Ended December 31, 2005

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Buckeye Industrial Mining Company
Lisbon, Ohio

We have audited the accompanying balance sheet of Buckeye Industrial Mining Company (a wholly-owned subsidiary of New Meadville Forging, Inc.) (the “Company”) as of December 31, 2005, and the related statements of operations, stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Buckeye Industrial Mining Company as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
June 2, 2006
Pittsburgh, Pennsylvania

BUCKEYE INDUSTRIAL MINING CO.

BALANCE SHEET

DECEMBER 31, 2005

ASSETS

Current Assets:
Cash	$400
Accounts receivable	6,648,909
Inventory	2,048,748
Prepaid expenses	586,461
Other current assets	138,385
Total current assets	9,422,903

Property, Plant, Equipment and Mine Development:
Plant, machinery and equipment	21,977,310
Mineral rights	5,194,546
Land	1,379,219
Buildings	444,365
Furniture and fixtures	186,438
Construction in progress	1,727,780
30,909,658
Accumulated depletion and depreciation	(20,409,615)
Total property, plant, equipment and mine development, net	10,500,043

Total Assets	$19,922,946

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities:
Accounts payable	$2,912,637
Payable to Parent	8,931,703
Accrued expenses	842,746
Total current liabilities	12,687,086

Asset retirement obligations	1,724,666
Total liabilities	14,411,752

Commitments and Contingencies (note 2)

Stockholder’s Equity:
Common stock of $1.00 par value authorized 850 shares; issued and outstanding 100 shares	100
Additional paid-in capital	7,922,179
Accumulated deficit	(2,411,085)
Total stockholder’s equity	5,511,194

Total Liabilities and Stockholder’s Equity	$19,922,946

See accompanying notes to financial statements.

BUCKEYE INDUSTRIAL MINING CO.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

Revenues:
Coal	$43,335,213
Ash disposal	7,149,594
Brokered coal, net	1,223,158
Total revenues	51,707,965

Operating Expenses:
Coal	36,823,743
Ash disposal	5,149,378
Depreciation and depletion	3,450,922
Administrative expenses	2,552,878
Management fee to Parent	1,557,000
Total expenses	49,533,921

Operating profit	2,174,044

Other income, net	54,113

Net Income	$2,228,157

See accompanying notes to financial statements.

BUCKEYE INDUSTRIAL MINING CO.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2005

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount

Balance, January 1, 2005	100	$100	$8,948,071	$(4,639,242)	$4,308,929

Distributions to stockholder	-	-	(1,025,892)	-	(1,025,892)
Net income	-	-	-	2,228,157	2,228,157

Balance, December 31, 2005	100	$100	$7,922,179	$(2,411,085)	$5,511,194

See accompanying notes to financial statements.

BUCKEYE INDUSTRIAL MINING CO.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2005

Cash Flows from Operating Activities:
Net income	$2,228,157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	3,450,922
Gains on sales of assets	(117,988)
Asset retirement obligation accretion	81,115
Other changes in assets and liabilities
Receivables	(3,202,602)
Inventory	(85,340)
Accounts payable and accrued expenses	612,154
Other assets	109,729
Net cash provided by operating activities	3,076,147

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(4,878,334)
Proceeds from sales of assets	140,326
Net cash used in investing activities	(4,738,008)

Cash Flows from Financing Activities:
Net borrowings from Parent	2,681,958
Distributions to Parent	(1,025,892)
Net cash provided by financing activities	1,656,066

Net Decrease in Cash	(5,795)

Cash, beginning of year	6,195

Cash, end of year	$400

See accompanying notes to financial statements.

BUCKEYE INDUSTRIAL MINING CO.

NOTES TO FINANCIAL STATEMENTS
1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

Buckeye Industrial Mining Company (“The Company”) is wholly owned by New Meadville Forging, Inc which is wholly owned by the Keller Group, Inc (the “Parent”). The Company is a United States coal producer with operation in the Northern Appalachia region of Ohio. The Company operates surface and underground mines. The Company’s primary business is to mine, process, blend and sell coal to electric utilities and to industrial and institutional end-users. The Company also operates one of the largest ash monofills in the state of Ohio, disposing of approximately one million tons of dry and conditioned ash per year.

Use of Estimates -The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Significant estimates with regard to the Company’s financial statements include the estimate of proved mineral reserve volumes and the related present value of estimated future net cash flows. There are numerous uncertainties inherent in estimating quantities of proved reserves, projecting future rates of production, and the timing of development expenditures. Future mineral prices may vary significantly from the prices in effect at the time the estimates are made. The estimate of proved mineral reserve volumes and the related present value of estimated future net cash flows can affect depletion and depreciation expense, and the net carrying value of the Company’s mineral properties.

The determination of asset retirement obligation involve significant estimates including the projections of future costs of the reclamation projects, the potentially changing scope of the projects, and the present value factor used to discount the future commitments. The estimates can affect the carrying value of the asset retirement obligation as well as the accretion expense.

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. At this time the Company believes that there are no concentrations of credit risks that would have a material effect on the financial statements

Allowance for Doubtful Accounts— Trade accounts receivable are recorded at their estimated net realizable value. The allowance for doubtful accounts is determined through an analysis of the past-due status of accounts receivable and assessments of risk regarding collectability. If the financial

BUCKEYE INDUSTRIAL MINING CO.

NOTES TO FINANCIAL STATEMENTS

condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. As of December 31, 2005 there was no recorded allowance for doubtful accounts.

Inventory - Inventory, which includes materials and supplies of $49,000 as well as raw coal of $2.0 million, are stated at the lower of cost or market. Cost is determined using the average cost method. Consumable parts inventory is expensed as incurred.

Property, Plant and Equipment - Property, plant and equipment are carried at cost and include expenditures for new facilities and those expenditures that substantially increase the productive lives of existing plant and equipment. Maintenance and repair costs are expensed as incurred. The Company assesses the carrying value of its property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing estimated undiscounted cash flows expected to be generated from such assets with their net book value. If net book value exceeds estimated cash flows, the asset is written down to fair value. When an asset is retired or sold, its cost and related accumulated depreciation and depletion are removed from the accounts. The difference between the net book value of the asset and proceeds on disposition is recorded as a gain or loss. Fully depreciated plant and equipment still in use are not eliminated from the accounts. Depreciation expense for the year ended December 31, 2005 was $2,962,000.  Plant, machinery and equipment are depreciated using the straight-line method over the assets' estimated useful lives.

The following table summarizes depreciable lives:
Lives
Buildings	20 years
Furniture and fixtures	5 years
Plant, machinery and equipment	2-5 years

Mineral Rights —A significant portion of the Company’s coal reserves are controlled through leasing arrangements. Costs to obtain coal lands and leased mineral rights are capitalized and depleted to operations on the units-of-production method utilizing only proven and probable reserves in the depletion base and are assumed to have no residual value. The leases have original terms ranging from 3 to 10 years and substantially all of the leases contain provisions that allow for automatic extension of the lease term as long as some mining continues. Also included in mineral rights are the cost to the establish asset retirement obligations. These costs are depreciated over the life of the long-lived asset or are depleted using the units-of-production method. As of December 31, 2005, mineral rights were comprised of $1.3 million of owned coal land, $2.2 million of capitalized premining costs and $1.7 million of assets related to retirement obligations.

BUCKEYE INDUSTRIAL MINING CO.

NOTES TO FINANCIAL STATEMENTS

Prepaid Coal Royalties - Royalty payments made to lessors under terms of mineral lease agreements that are recoupable against future production are deferred. They are charged to expense as the leased coal reserves are mined. At December 31, 2005, the Company had recorded prepaid coal royalties of $474,000.

Long-lived Assets - The Company evaluates long-lived assets based on estimated future undiscounted net cash flows whenever significant events or changes in circumstances occur that indicate the carrying amount may not be recoverable. If that evaluation indicates that an impairment has occurred, a charge is recognized to the extent the carrying amount exceeds the discounted cash flows or fair values of the asset, whichever is more readily determinable.

Fair Value of Financial Instruments - The carrying amount of cash, accounts receivable, accounts payable and accrued liabilities in the financial statements approximate fair value because of the short-term nature of the instruments.

Asset Retirement Obligation - The Company follows Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (“SFAS No. 143”), a required method of accounting for mine and ash facility reclamation costs. SFAS No. 143 requires entities to record the fair value of asset retirement obligations using the present value of projected future cash flows, with an equivalent amount recorded as a basis in the related long-lived asset. An accretion cost, representing the increase over time in the present value of the liability, is recorded each period and the capitalized cost is depreciated over the useful life of the related asset or on the units-of-production. As reclamation work is performed or liabilities are otherwise settled, the recorded amount of the liability is reduced.

Changes in the Company’s asset retirement obligations during 2005 were:

Balance at January 1, 2005	$1,742,689
Accretion	81,115
Settlements (final reclamation performed)	(99,138)
New asset retirement obligations	—

Balance at December 31, 2005	$1,724,666

Health Care Costs - The Company is self-insured, subject to a stop-loss policy, for a significant portion of its employees’ health care costs. The estimated liability for outstanding medical costs has been based on historical claims.

Income Taxes - No provision for income taxes is required because the Company has elected under the Internal Revenue Code to be an S corporation. In lieu of corporate income tax, the stockholder of the Company is taxed on the Company’s taxable income.

Revenue Recognition - The Company recognizes revenue from coal sales at the time risk of loss

BUCKEYE INDUSTRIAL MINING CO.

NOTES TO FINANCIAL STATEMENTS

passes to the customer at the Company’s wash plant or upon delivery depending on contractual terms. Transportation costs of $8.3 million are included in cost of sales and amounts billed by the Company to its customers for transportation of $8.3 million are included in coal sales. Revenue is recognized as coal bi-products are received at the Company’s ash disposal facility.

Brokered Coal - The Company acts as an agent in certain transactions involving the brokering of coal sales. The Company does not take title to the coal, nor does it bear the risk of loss nor is it able to impact the quality of the coal. The Company has recognized the net amount of profit related to the transactions in the statement of operations.

Exploration Costs - Mineral exploration costs are expensed as incurred. When it has been determined that coal can be economically extracted and the permitting process has been initiated the costs incurred to further delineate and development of the mine are considered premining costs and are capitalized as mineral rights.  For the year ended December 31, 2005, exploration costs were not material.

Variable Interest Entities - The Company has adopted the provisions of Financial Accounting Standard Board (“FASB”) Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities ("FIN 46R"). FIN 46R requires an evaluation of three additional criteria to determine if consolidation is required. These criteria are: 1) whether the entity is a variable interest entity; 2) whether the company holds a variable interest in the entity; and 3) whether the company is the primary beneficiary of the entity. If all three of these criteria are met, consolidation is required.

Upon adoption of FIN 46R, a relationship was identified that may be subject to consolidation with the Company under the provisions of FIN 46R. The variable interest entity is the owner of the permits for the Company’s ash facility for which a percentage of gross revenue is paid based upon the service agreement. The Company has requested the information from this entity; however, the management of this entity has stated that financial information is not readily available. Unless further information about their financial statements and capitalization is available to the Company, a conclusion under FIN 46R can not be reached. Payments made under the service agreement, included in cost of sales, were $240,000 for the year ended December 31, 2005.

401(k) Plan— The Company sponsors a qualified defined contribution benefit plan covering substantially all employees. Under this plan, employees may contribute a percentage of their annual compensation to the plan up to certain maximums, as defined by the plan and by the Internal Revenue Service (“IRS”). Currently, the Company contributes 7% of eligible employees’ annual compensation regardless of employees’ participation or contributions. The Company made cash contributions in connection with the 401(k) plan of $296,000 for the year ended December 31 2005.

Recent Accounting Pronouncements— On March 30, 2005, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”) on Issue No. 04-6, Accounting for Stripping Costs in the Mining Industry. This issue applies to stripping costs incurred in the production phase of a mine for the removal of overburden or waste materials for the purpose of obtaining access to coal that will be extracted. Under the EITF, stripping costs incurred during the production phase of

BUCKEYE INDUSTRIAL MINING CO.

NOTES TO FINANCIAL STATEMENTS

the mine are variable production costs that are included in the cost of inventory produced and extracted during the period the stripping costs are incurred. The guidance in this EITF consensus; however, is effective for fiscal years beginning after December 15, 2005 for which the cumulative effect of adoption should be recognized as an adjustment to the beginning balance of retained earnings during the period. The Company’s existing accounting practices are consistent with EITF Issue No. 04-06, therefore this pronouncement will not effect the results of operations or financial condition.

2.	COMMITMENTS AND CONTINGENCIES:

Royalty Obligations - The Company leases certain of its coal reserves from third parties and pays royalties based on either a per ton rate or as a percentage of revenues received. Royalties charged to expense under all such lease agreements amounted to $1,024,000 in 2005 and approximately $474,000 of royalties had been prepaid at December 31, 2005.

Reclamation Deposits Bonds - The Company has relcamation bonds with the State of Ohio in the amount of $5.5 million.  The Company’s Parent has guaranteed all of these bonds through cash or letters of credit.

Construction in Progress - The Company was engaged at December 31, 2005 in an expansion project to process ash and municipal sludge as a fertilizer. The Company has expended $109,000 to date on this project and has entered into contractual commitments in the amount of $642,000 to complete the project.

Environmental Liabilities - Environmental expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation are expensed. Liabilities are accrued when environmental assessments and/or clean-ups are probable, and the costs can be reasonably estimated. As of December 31, 2005, the Company has not accrued for nor been fined or cited for any environmental violations.

3.	RELATED PARTY TRANSACTION:

The Company’s Parent has managed the cash function for the year ended December 31, 2005 and the net result was a payable due to the Parent of approximately $8.9 million. The Company’s Parent has charged a management fee for this and other services in the amount of $1.6 million for the period ended December 31, 2005. There is no formal agreement between the Company and the Parent for providing these services, nor any tax sharing arrangements. As such, the payable has been treated similar to a demand payable and has been classified as a current liability.

BUCKEYE INDUSTRIAL MINING CO.

NOTES TO FINANCIAL STATEMENTS

4.	SUBSEQUENT EVENT:

On April 3, 2006, KFx Inc. (“KFx”) completed the acquisition of the Company pursuant to a Share Purchase Agreement dated March 6, 2006 by and between KFx, New Meadville Forging, Inc. and the Keller Group, Inc. KFx purchased 100% of the outstanding common stock, all assets and assumed certain liabilities, excluding the note payable from Parent for a purchase price of $37.2 million consisting of $35 million in cash plus the issuance of 118,821 shares of common stock. New Meadville Forging, Inc. owned all of the issued and outstanding shares of the Company prior to the transaction. The Keller Group, Inc. is the ultimate parent of New Meadville Forging, Inc. and benefited directly from the transaction.